UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

 __________________________________

CAREPAYMENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505

(Registrant's telephone number, including area code)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CarePayment Technologies, Inc., an Oregon corporation (the "Company"), and Aequitas Commercial Finance, LLC, an Oregon limited liability company ("ACF"), are parties to a Business Loan Agreement and Promissory Note, each dated effective September 29, 2011, and each as amended by Amendment No. 1 to Promissory Note and Business Loan Agreement, dated December 29, 2011, and Amendment No. 2 to Promissory Note and Business Loan Agreement, dated March 5, 2012 (collectively, the "Loan Documents"), pursuant to which ACF has agreed to make loans from time to time to the Company. ACF is a wholly-owned subsidiary of Aequitas Holdings, LLC, an Oregon limited liability company ("Holdings"). As of the date of this Current Report on Form 8-K, Holdings and its affiliates beneficially own approximately 96% of the Company's Class A Common Stock, no par value per share (the “Class A Common”), and control approximately 97% of the Company's voting rights on a fully-diluted basis. Three of the Company's four directors, Brian A. Oliver, Andrew N. MacRitchie and William C. McCormick, are affiliates of ACF and Holdings.

On April 12, 2012, the Company and ACF entered into Amendment No. 3 to Promissory Note and Business Loan Agreement pursuant to which (1) effective April 30, 2012, a total of $2,000,000 of the unpaid principal balance owing under the Loan Documents will convert into shares of Class A Common at a conversion price of $1.00 per share (the "Conversion"), (2) the aggregate principal amount that the Company may borrow under the Loan Documents was decreased from $8,000,000 to $6,000,000, and (3) the date on which the outstanding principal balance of, and all then-accrued but unpaid interest due under, the Loan Documents will become due and payable was extended to December 31, 2013. As of the date of this Current Report on Form 8-K, and before giving effect to the Conversion, the outstanding principal balance owing under the Loan Documents is $5,031,000.00. Accrued interest on the unpaid principal balance owing under the Loan Documents is paid monthly.

The Company's obligations under the Loan Documents continue to be secured pursuant to the Security Agreement, dated effective September 29, 2011, between the Company and ACF (the "Security Agreement").

The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3 filed herewith as Exhibit 10.1 and incorporated herein by reference. For a description of the material terms of the Loan Documents and the Security Agreement, refer to the Company's Current Reports on Form 8-K filed October 6, 2011, January 5, 2012 and March 9, 2012.

Item 3.02 Unregistered Sales of Equity Securities.

On April 30, 2012, the Company will issue 2,000,000 shares of Class A Common to ACF for $1.00 per share in connection with the Conversion, which will result in aggregate proceeds to the Company of $2,000,000 in debt reduction as described above in Item 1 of this Current Report on Form 8-K. ACF is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The issuance of the shares of Class A Common to ACF will be exempt from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit. The following documents are filed as exhibits to this Form 8-K.

10.1	Amendment No. 3 to Promissory Note and Business Loan Agreement, dated April 12, 2012, between CarePayment Technologies, Inc. and Aequitas Commercial Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: April 13, 2012	/s/ Patricia J. Brown
Patricia J. Brown
Chief Financial Officer